UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K/A

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 27, 2020 (June 5, 2020)

Bright Mountain Media, Inc.

(Exact name of registrant as specified in its charter)

Florida	000-54887	27-2977890
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6400 Congress Avenue, Suite 2050, Boca Raton, Florida	33487
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	561-998-2440

not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
None	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	[X]

If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Explanatory Note

On June 5, 2020, effective June 1, 2020, Bright Mountain Media, Inc., (OTCQB: BMTM), a digital media holding company whose primary focus is connecting brands with consumers as a full advertising services platform, announced that effective June 1, 2020, it closed the previously announced Agreement and Plan of Merger (the “Merger”) to acquire CL Media Holdings, LLC (“Wild Sky”) in a stock and debt transaction. The purchase was completed on a debt-free, cash-free basis, free and clear of any liens and encumbrances. Bright Mountain issued 2,500,000 shares of its restricted common stock to Centre Lane and Centre Lane issued a first lien senior secured credit facility (described below) which consisted of $15,000,000 of initial indebtedness, repayment of Wild Sky’s Fast Pay existing credit facility of approximately $900,000 and $500,000 for expenses totaling $16,416,905. Wild Sky was created as a legal entity on January 18, 2019 from assets acquired from RockYou, Inc. by Center Lane Partners as a significant debt holder. Due to the timing of the new creation of Wild Sky, certain historical financial statements of Wild Sky do not exist, therefore the financial statements of the predecessor websites are presented within this filing and as exhibits.

This Amendment No. 1 on Form 8-K/A is being filed to amend Item 9.01(a) and (b) of the Current Report on Form 8-K that Bright Mountain Media filed with the Securities and Exchange Commission (“SEC”) on June 8, 2020 regarding the completion of its acquisition of Wild Sky to include the historical financial statements of Wild Sky required by Item 9.01(a) of Form 8-K and the pro forma financial information required by Item 9.01(b) of Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(a) Financial Statements of Businesses Acquired

The audited financial statements of CL Media Holdings LLC and Subsidiary and the predecessor as of and for the eleven months ended December 31, 2019 and ten months ended January 31, 2019, together with the notes related thereto and the Report of Independent Registered Public Accounting Firm thereon, and unaudited financial statements of CL Media Holdings LLC and Subsidiary as of and for the three-month period ended March 31, 2020, are filed as Exhibits 99.1 and 99.2, respectively, to this Form 8-K/A and incorporated by reference herein.

(b) Pro Forma Financial Information

The unaudited pro forma financial information for Bright Mountain Media, after giving effect to the acquisition of Wild Sky and adjustments described in such pro forma financial information, is attached hereto as Exhibit 99.3 and incorporated by reference herein.

(d) Exhibits

Exhibit No.	Description

99.1	Audited consolidated financial statements of CL Media Holdings LLC and Subsidiary (the “Successor”) as of December 31, 2019 and for the period from inception (January 18, 2019) to December 31, 2019 (the “Successor”) and the period from April 1, 2018 to January 31, 2019 (the “Predecessor”) and the notes related thereto and the Independent Auditors’ Reports thereon.

99.2	Unaudited condensed consolidated financial statements of CL Media Holdings LLC and Subsidiary as of March 31, 2020 and for the three-month period ended March 31, 2020 and two-month period ended March 31, 2019 and the notes related thereto.

99.3	Unaudited Pro Forma Condensed Combined Balance Sheet as of March 31, 2020 and the Unaudited Pro Forma Condensed Combined Statement of Operations for the three months ended March 31, 2020 and for the year ended December 31, 2019, giving effect to the acquisition of Wild Sky.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Bright Mountain Media, Inc.

Date: November 27, 2020	By:	/s/ Edward Cabanas
	Name:	Edward Cabanas
	Title:	Chief Financial Officer